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                                                                   EXHIBIT 10.18



                              EMPLOYMENT AGREEMENT

   THIS AGREEMENT is effective as of November 8, 2000 between TRICORD SYSTEMS, INC., a Delaware corporation (the "Company"), and JOHN J. MITCHAM (the "Employee").

   WHEREAS, the Employee is a party to a prior Employment Agreement with the Company dated as of May 2, 1995 (the "Prior Agreement"), and

   WHEREAS, the Employee has resigned as the Chief Executive Officer of the Company but the parties desire that the Employee continue as an employee of the Company to assist in certain transition matters and to provide strategic advice to the current Chief Executive Officer of the Company and to the Company's Board of Directors (the "Board"), and

   WHEREAS, the parties desire to set forth the terms of such continuing employment of the Employee by the Company;

   NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Employee, each intending to be legally bound, agree as follows:

1. Employment. Subject to all of the terms and conditions of this Agreement, the Company agrees to continue to employ the Employee as a strategic advisor to the Chief Executive Officer of the Company and the Board.

2. Duties. The Employee's duties will consist of working with the current Chief Executive Officer of the Company as may reasonably be needed to assist in transition matters and to provide ongoing advice, analysis and guidance to the Chief Executive Officer and the Board regarding product development, marketing, distribution and other strategic matters regarding the Company. The Employee will generally perform his duties from his home office in Safety Harbor, Florida, but such duties will at all times be performed under the control and direction of the Company.

3. Term. The term of this Agreement will commence on the date set forth above and will continue until January 31, 2003, subject to earlier termination in accordance with Section 4 hereof. The Prior Agreement will be terminated upon the effectiveness of this Agreement.

4. Termination. Subject to the respective continuing obligations of the Company and the Employee under Sections 6, 7, 8, 9, 11 and 12 hereof:

      (a) This Agreement may be terminated upon the Employee's death or Total Disability. For purposes of this Agreement, "Total Disability" will be as defined in the long-term disability plan of the Company then in effect or, if no such plan exists, will mean such disability that prevents the Employee from performing his duties under Section 2 of this Agreement for a continuous period of 90 days.

      (b) This Agreement will be terminated automatically without notice of any kind upon the consummation of a Change in Control of the Company, as defined in Section 13.1 of the Company's 1998 Stock Incentive Plan as in effect on the date hereof (a "Change in Control").

      (c) This Agreement may be terminated by either the Company or the Employee at any time upon 30 days' written notice to the Company or the Employee, as the case may be.

5. Compensation.

      (a) Base Salary. The Company agrees to pay the Employee a base salary (the "Base



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   Salary") of $240,000 per year through January 31, 2001. Effective as of
   February 1, 2001 and the through the remaining term of this Agreement, the Employee's Base Salary will be $150,000 per year. The Base Salary will be payable in accordance with the standard payroll practices of the Company. The Employee will also receive a one-time payment of $150,000 payable on January 15, 2001.

      (b) Benefit Plans. The Employee will be eligible to participate in and receive benefits under any other benefit plans or programs or additional compensation or remuneration plans or programs of the Company available to employees of the Company generally. The Company, however, will not be obligated to adopt or continue any such benefit plans or programs during the term of this Agreement, and the Employee's participation in any such plans or programs will be subject to the provisions, limitations and rules applicable to such plans or programs.

      (c) Expenses. The Company will pay or reimburse the Employee for all reasonable expenses (including, without limitation, expenses for entertainment, travel, personal business education, meals, hotel accommodations) that the Employee incurs while performing his duties under this Agreement, provided that the Employee accounts properly for such expenses to the Company in accordance with Company policies.

6. Payments Upon Termination.

      (a) If this Agreement is terminated by the Employee pursuant to Section 4(c) of this Agreement, the Employee will receive the following: (i) the Employee will be paid his Base Salary through the date of termination; (ii) the Employee will be paid any benefits payable to the Employee pursuant to the terms and conditions of any benefit plan in which the Employee participated during the term of his employment, the right to which had vested on the date of his termination under the terms and conditions of such plans; and (iii) the Employee will be paid any unpaid expense reimbursement.

      (b) If this Agreement is terminated for any other reason, including the death or Total Disability of the Employee or termination by the Company for any reason pursuant to Section 4(c) hereof, or is terminated upon the consummation of a Change in Control pursuant to Section 4(b) hereof, the Employee will receive the following: (i) the Employee will be paid, in the form of a lump sum payment payable within 10 days of such termination, his Base Salary through the end of the original term of this Agreement, (ii) the Company will maintain, for 18 months following the effective date of such termination of employment (the "COBRA Period"), a group health plan that by its terms covers the Employee (and his family members and dependents who were eligible to be covered as of such termination) under the same terms and at the same cost to the Employee and his family members and dependents as other employees who continue to be employed by the Company during such period,
   (iii) following the end of the COBRA Period, the Company will provide the Employee with, or reimburse the Employee for, health plan coverage comparable to that provided by clause (ii) above for such number of months as equals the number of full months between the date of his termination of employment and the end of the original term of this Agreement, provided that the Company will not be required to pay more than $1,000 per month, (iv) the Employee will be paid any benefits payable to the Employee pursuant to the terms and conditions of any benefit plan in which the Employee participated during the term of his employment, the right to which had vested on the date of his death or termination under the terms and conditions of such plans, (v) all stock options then held by the Employee will become immediately exercisable in full and will remain exercisable for 90 days following such


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   termination, and (vi) the Employee will be paid any unpaid expense reimbursement.

      (c) In the event of the death of the Employee, all payments and benefits to which the Employee would be entitled will pass to the Employee's representatives, heirs and beneficiaries.

7. Inventions.

      (a) "Inventions," as used in this Section 7, means any discoveries, improvements, formulae, proprietary rights or data, trade secrets, shop rights, ideas and know-how (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Employee makes, authors, or conceives (either alone or with others) and that:

            (i) concern directly the Company's business or the Company's present or possible future research or development;

            (ii) result from any work the Employee performs for the Company;

            (iii) use the Company's equipment, supplies, facilities, or trade secret information; or

            (iv) the Employee develops during any such time that Section 2 above obligates him to perform his employment duties.

      (b) The Employee agrees that all Inventions he makes during or within six months after the term of this Agreement will be the Company's sole and exclusive property. The Employee will, with respect to any such Invention:

            (i) keep current, accurate, and complete records, which will belong to the Company and be kept and stored on the Company's premises while the Employee is employed by the Company;

            (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company in writing (and without request);

            (iii) assign (and the Employee does hereby assign) to the Company all of his rights to the Invention, any applications he makes for patents or copyrights in any country, and any patents or copyrights granted to him in any country; and

            (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other acts necessary in the Company's opinion to preserve property rights in the Invention against forfeiture, abandonment, or loss and to obtain and maintain letters patents and/or copyrights on the Invention and to vest the entire right and title to the Invention in the Company.

   The requirements of this Section 8(b) do not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, and (x) which does not relate directly to the Company's business or to the Company's actual or demonstrably anticipated research or development, or (y) which does not result from any work the Employee performed for the Company. Except as


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   previously disclosed to the Company in writing, the Employee does not have, and will not assert, any claims to or rights under any Inventions as having been made, conceived, authored or acquired by the Employee prior to his employment by the Company.

8. Confidential Information.

      (a) "Confidential Information," as used in this Section 8, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

            (i) trade secret information about the Company and its products;

            (ii) "Inventions," as defined in Section 7(a) hereof;

            (iii) information concerning the Company's business, as the Company has conducted it during the last five years or as it may conduct it in the future; and

            (iv) information concerning any of the Company's past, current, or possible future products, including (without limitation) information about the Company's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling or leasing.

   Any information that the Employee reasonably considers or that the Company treats as Confidential Information will be presumed to be Confidential Information (whether the Employee or others originated it and regardless of how he obtained it).

      (b) Except as required in his duties to the Company, the Employee will never, either during or after his employment by the Company, use or disclose Confidential Information to any person not authorized by the Company to receive it. When the Employee's employment with the Company ends, he will promptly turn over to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe or embody Confidential Information, including all copies, reproductions and specimens of the Confidential Information in his possession, regardless of who prepared them.

9. Competitive Activities. The Employee agrees that during his employment with the Company and for a period of one year after his employment with the Company ends:

      (a) He will not alone, or in any capacity with another firm:

         (i) directly or indirectly engage in any commercial activity that competes with the Company's business, as the Company has conducted it during the five years before the Employee's employment with the Company ends, (A) within any state in the United States, or (B) within any country in which the Company directly or indirectly markets or services products or provides services or reasonably intends during such period to market or service products or provide services;

         (ii) in any way interfere or attempt to interfere with the Company's relationships with any of its current or potential customers; or

         (iii) employ or attempt to employ any of the Company's then employees on



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               behalf of any other entity competing with the Company.

      (b) The Employee may, however, accept employment with an entity competing with the Company so long as the business of such entity is diversified and, as to a separately managed and operated part of its business, does not compete with the Company; provided, however, that prior to accepting such employment, the Employee and such competing entity will provide the Company with written assurances satisfactory to the Company that the Employee will not render services directly or indirectly to any part of such entity's business that competes with the business of the Company.

10. Conflicting Business. The Employee agrees that he will not transact business with the Company personally, or as agent, owner, partner or shareholder of any other entity; provided, however, that the Employee may enter into any business transaction that is, in the opinion of the Board of Directors of the Company, reasonable, prudent or necessary to the Company, so long as any such business transaction is at arm's-length as though between independent and prudent individuals.

11. No Adequate Remedy. The Employee understands that if he fails to fulfill his obligations under this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity or by statute, the Employee hereby consents to the specific enforcement by the Company of Sections 7, 8 and 9 of this Agreement through an injunction or restraining order issued by an appropriate court.

12. Miscellaneous.

      (a) Successors and Assigns. Except as provided in the next sentence, this Agreement may not be assigned without the Employee's consent, which consent will not be unreasonably withheld. In any event, the Company may assign this Agreement without the consent of the Employee in connection with a merger, consolidation, assignment, sale, or other disposition of substantially all of its assets or business.

      (b) Modification. This Agreement may be modified or amended only by a writing signed by each of the parties hereto.

      (c) Governing Law. The laws of the State of Minnesota will govern the validity, construction, and performance of this Agreement, without regard to the conflict of laws provisions of any jurisdictions. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and each of the parties hereto hereby consents to the exclusive jurisdiction of that court for this purpose.

      (d) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent invalid under applicable law in any jurisdiction, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

      (e) Non-Waiver. No failure or delay by either the Company or the Employee in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Employee of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.


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      (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute one and the same instrument.

      (g) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings, and understandings among the parties hereto concerning the matters in this Agreement, including, without limitation, the Prior Agreement and any policy or personnel manuals of the Company or any of its subsidiaries or affiliates.

      (h) Notices. All notices and other communications required or permitted under this Agreement will be in writing and hand delivered or sent by registered first-class mail, postage prepaid, and will be effective upon receipt if hand delivered, and five (5) business days after mailing if sent by mail, to the following addresses or such other addresses as either party will have notified the other party:

         If to the Company:                 Tricord Systems, Inc.
                                            2905 Northwest Blvd., Suite 20
                                            Plymouth, Minnesota  55441
                                            Attn:  Chief Executive Officer

         If to the Employee:                John J. Mitcham
                                            3014 Hargett Lane
                                            Safety Harbor, Florida  34695

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.



                                     TRICORD SYSTEMS, INC.


                                     By  /s/ Joan M. Wrabetz
                                        ---------------------------------------

                                     Its President/CEO
                                        ---------------------------------------



                                         /s/ John J. Mitcham
                                        ---------------------------------------
                                        John J. Mitcham







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